UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Duck Creek Technologies, Inc.

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Vista Equity Partners to Acquire Duck Creek Technologies Maximizing Value for Duck Creek Stockholders January 11, 2023 1 1

Transaction Summary Deal Stats Premium Overview ▶ Duck Creek is a leading provider of intelligent solutions defining the future of property and casualty (P&C) insurance Parties 46% ▶ Vista Equity Partners is a global investment firm focused exclusively $19.00 $2.6B on enterprise software, data and technology-enabled businesses TO PRIOR Per Share Equity CLOSE Sale Price Value ▶ Process designed to obtain highest value for Duck Creek stockholders ▶ Negotiation of the transaction was conducted by a Special Committee composed entirely of independent and disinterested 64% directors Robust Process ▶ Merger Agreement includes 30-day Go-Shop Period TO 30-DAY ▶ The Company retained J.P. Morgan as financial advisor and VWAP Skadden as legal counsel ▶ The Special Committee retained Evercore as financial advisor and Paul Weiss as legal counsel All-cash 30 Day 64% ▶ Transaction is expected to close in second calendar quarter of 2023 consideration Go-Shop Timing ▶ Subject to the satisfaction of customary closing conditions, including Period TO 60-DAY and VWAP Duck Creek stockholder approval and U.S. antitrust clearance Approvals ▶ The transaction is not subject to a financing condition © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 2 2

“ This transaction is a testament to the value of the Duck Creek platform, the success of our strategy and the strength of our incredible team…Duck Creek is proud to have pioneered cloud-based mission- critical systems for the P&C insurance industry to deliver a best-in-class customer experience. We are excited to enter the next chapter for Duck Creek in partnership with Vista Equity Partners to continue supporting P&C insurance carriers’ move to the cloud.” Mike Jackowski CEO, Duck Creek Technologies © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 3 “

Mission-Critical Technology for P&C Insurance Duck Creek is playing an outsized role in Vista has an established track record of partnering accelerating cloud strategies and unlocking all the with leading enterprise software businesses within ““ advantages they provide this crucial sector of the insurance industry and related verticals. We today’s economy. Duck Creek’s modern cloud are excited to work with the Duck Creek team as architecture and demonstrated market traction we look to build on their best-in-class platform position it to define the next generation of and solutions, which serve many of the world’s mission-critical technology for P&C insurance. leading P&C insurance carriers. Monti Saroya, Senior Managing Director Jeff Wilson, Managing Director Vista Equity Partners Vista Equity Partners © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 4 4 ““

Anticipated Timeline to Close Duck Creek signs definitive Our 30-day “go-shop” Expected closing agreement to be acquired period allows Duck Creek by Vista Equity Partners to approach other potential buyers; this period ends February 7 Jan 9, 2023 nd Jan 8, Feb 2 calendar 2023 7, quarter of Duck Creek announces it The acquisition is subject 2023 2023 has entered into definitive to customary closing agreement with Vista conditions, including approval by Duck Creek’s stockholders and U.S. antitrust clearance © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 5 5

About Vista Equity Partners An established track record within the insurance industry „ Founded 2000 „ Leading global technology investor „ $95+ billion assets under management „ 585+ private equity transactions „ Previous industry acquisitions include: • Applied Systems, EagleView, Vertafore © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 6 6

About Duck Creek Technologies Leading global provider of P&C insurance SaaS solutions „ 100 cloud customers with 75 live in the cloud „ 1,100+ successful implementations „ SaaS ARR up 24% year-over-year* „ Ecosystem of 80+ SPs & 6,000+ trained SI resources „ 1,800+ employees globally „ Two strategic acquisition announcements since July 2022 RM: Payments**: © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. *SaaS ARR as of end of fiscal Q1 compared to previous in fiscal year 2022 7 7 **Acquisition of Imburse is expected to close in Q2 2023

Cautionary Statement Regarding Forward-Looking Statements This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the merger, including financial estimates and statements as to the expected timing, completion and effects of the merger. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding the merger, are based on Duck Creek Technologies, Inc.’s (the “Company”) current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the merger on the anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the merger; (ii) potential litigation relating to the merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the merger (including the ability of certain customers to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the merger; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (vi) legislative, regulatory and economic developments; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (viii) certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (x) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Special Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company. © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 8 8

Important Additional Information and Where to Find It This communication is being made in connection with the merger. In connection with the merger, the Company plans to file a proxy statement and certain other documents regarding the merger with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the merger at the SEC’s website (http://www.sec.gov). In addition, the Company’s stockholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (https://ir.duckcreek.com). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 22 Boston Wharf Road, Floor 10, Boston, Massachusetts 02210. Participants in the Solicitation The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the merger. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the merger (if and when they become available). You may obtain free copies of these documents using the sources indicated above. © 2023 DUCK CREEK TECHNOLOGIES. ALL RIGHTS RESERVED. CONFIDENTIAL AND PROPRIETARY INFORMATION. 9 9